UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (203) 890-0557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 21, 2024, the board of directors of Reed’s, Inc., a Delaware corporation (“Reed’s”), upon recommendation from its governance committee, appointed Sam Van to serve as a member of its board of directors, to fill an existing vacancy, until his successor is elected and qualified, or until he resigns or is removed.

Mr. Van is an independent director designee of D&D Source of Life Holding LTD (“D&D”), Reed’s largest stockholder. D&D’s other director designees are Shufen Deng (non-independent) and Randle Lee Edwards (independent). D&D invested $3 million as the lead investor in Reed’s PIPE transaction, which closed on March 25, 2023. As part of the PIPE transaction, Reed’s and D&D entered into a shareholders agreement pursuant to which, among other provisions, Reed’s agreed to support D&D’s nomination of up to two board designees, one of which was required to be an independent director. Subsequently, pursuant D&D’s SAFE investment in the amount of $3 million in Reed’s on February 8, 2024, D&D was given the right to designate a second independent director. Pursuant to the SAFE, Reed’s agreed to limit the size of its board to nine (9) unless an increase is separately approved by D&D’s independent directors. Further, the parties agreed D&D’s rights to designate the three directors will continue so long as D&D beneficially holds 25% or more of Reed’s common stock.

There is no other arrangement or understanding between Mr. Van and any other person pursuant to which he was selected as a director. Mr. Van has not been named to any of the board’s committees at this time. Mr. Van will be entitled to standard board compensation consisting of $50,000 per year (pro-rated for partial years), payable quarterly.

Mr. Van is not currently a participate in any other material plan, contract or arrangement with Reed’s and has not received any grant or award pursuant to any such plan, contract or arrangement. Since the beginning fiscal 2023, there have not been any transactions, and there are not any currently proposed transactions, in which Reed’s was, or is to be, a participant and in which Mr. Van had, or will have, a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: October 24, 2024	By:	/s/ Norman E. Snyder, Jr.
Norman E. Snyder, Jr.,
Chief Executive Officer